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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-60865) pertaining to the Hawk Corporation 1997 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-68583) pertaining to the Friction Products Co. Profit Sharing Plan; S.K. Wellman Retirement Savings and Profit Sharing Plan; Helsel, Inc. Employee's Retirement Plan; Helsel, Inc. Employee's Savings and Investment Plan; Sinterloy Corporation 401(k) Plan; Hawk Motors, Inc. Employees' 401(k) Plan; Hawk Corporation 401(k) Savings and Retirement Plan; and Quarter Master Industries, Inc. Profit Sharing Plan and Trust and in the Registration Statement (Form S-8 No. 333-47220) pertaining to the Hawk Corporation 2000 Long Term Incentive Plan of our report dated February 27, 2004, with respect to the consolidated financial statements, as amended, of Hawk Corporation and subsidiaries included in this Annual Report (Form 10-K/A) for the year ended December 31, 2003.

                                                           /s/ ERNST & YOUNG LLP

Cleveland, Ohio
May 14, 2004